Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements No. 333-217595, 333-197882, 333-185501, 333-182379, 333-171318, 333-151992, 333-135973, 333-114007, 333-270479 and 333-273810 on Form S-8 of NRG Energy, Inc. of our report dated June 24, 2025, with respect to the consolidated financial statements of Linebacker Power Funding, LLC and subsidiaries, which report appears in the Form 8-K of NRG Energy, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 30, 2026